Exhibit 99.1

SUBSCRIPTION AGREEMENT

Mackenzie Taylor Minerals Inc.
228 26th Avenue, Suite 904
Calgary, Alberta
Canada T2S 3C6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) common shares of MACKENZIE TAYLOR MINERALS INC. (the "Company") at a price of $0.05 per unit (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of common shares and hereby agrees to pay herewith the Subscription Price for such common shares.

Purchaser further confirms that Terry Simpson OR Kendall O’Leary (Circle appropriate director’s name) solicited him/her/it to purchase the common shares of the Company and no other person(s) whatsoever participated in such solicitation.

MAKE CHECK PAYABLE TO: MACKENZIE TAYLOR MINERALS INC.

Executed this ___ day of ____________, 2007.

___________________________________	_________________________________________
Signature of Purchaser
___________________________________

___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

 PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.05	=	US$
Number of Units Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________
Accepted MACKENZIE TAYLOR MINERALS INC.

By:	__________________________

Title:	__________________________